Exhibit 99.1

TerraForm Power, Inc. Reports Fourth Quarter 2014 Financial Results

•	Generates Cash Available for Distribution (“CAFD”) of $17 million in Q4

•	Q4 dividend increase of 20%, $1.08 per share on an annualized basis

•	Grows portfolio to 1.5 GW and doubles drop down inventory to 3.3 GW with First Wind acquisition

•	Reaffirms 2015 CAFD guidance of $214 million and dividend guidance of $1.30 per share

Bethesda, MD, Feb. 18, 2015 (GLOBENEWSWIRE) – TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of clean energy power plants, today reported fourth quarter 2014 financial results and reaffirmed its 2015 guidance.

“TerraForm Power completed the year with strong operational and financial performance” said Carlos Domenech, Chief Executive Officer. “During the quarter, we delivered on our growth strategy by executing accretive third-party acquisitions, accelerating drop downs, and doubling our drop down inventory. As a result, we are pleased to deliver a 20% dividend increase to our shareholders this quarter. Given this significant momentum and the current run rate of our 1.5 GW portfolio, we believe we are well positioned to execute on our 2015 guidance and long-term growth trajectory.”

Q4 Financial Results

TerraForm Power reported revenue of $43 million, adjusted EBITDA of $34 million, and CAFD of $17 million in the fourth quarter, reflecting the positive impact of acquisitions and drop downs during the quarter. These figures are consistent with expected seasonality in the production of solar energy during the fall and winter months in North America.

Q4 Dividend Increase

On December 22, 2014, TerraForm Power announced that its Board of Directors declared a fourth quarter dividend for TerraForm Power’s Class A common stock of $0.27 per share, or $1.08 per share on an annualized basis. This reflects a 20% increase from the third-quarter dividend of $0.2257 per share, or $0.90 per share on an annualized basis. The dividend is payable on March 16, 2015 to shareholders of record as of March 2, 2015.

Third Party Acquisitions

On November 4, 2014, TerraForm Power completed the purchase of the operating portfolio of Hudson Energy Solar Corporation. This added approximately 25 MW of solar power plants to the Company’s portfolio.

On December 18, 2014, TerraForm Power completed the acquisition of approximately 78 MW of distributed generation solar power plants from the Capital Dynamics U.S. Solar Energy Fund, L.P.

In addition, on January 29, 2015, TerraForm Power and SunEdison completed the acquisition of First Wind Holdings, LLC. This transformative transaction diversified TerraForm Power’s operating portfolio by adding 521 MW of contracted wind and solar power plants to its generation fleet. Following the First Wind acquisition, TerraForm Power’s drop down inventory totaled 3.3 GW. This represents a doubling of the call right list since the Company’s third quarter 2014 earnings announcement (1.6 GW), and a tripling of the call right list since its July 23, 2014 initial public offering.

Accelerated Q4 Drop Downs

On November 4, 2014, TerraForm Power completed the drop down of 50 MW of solar power plants in the United Kingdom from SunEdison. Further, the Company also completed the drop down of an additional 26 MW of U.S. distributed generation power plants in the fourth quarter. These transactions illustrate strong execution of drop downs on an accelerated basis from SunEdison.

Liquidity for Growth

As previously announced, on January 28, 2015, TerraForm Power increased the size of its secured revolving credit facility to $550 million. As of January 31, 2015, TerraForm Power had total liquidity of $640 million, excluding restricted cash.

“TerraForm Power continues to enjoy a strong, liquid balance sheet that can support significant growth,” said Alex Hernandez, TerraForm Power’s Chief Financial Officer. “In connection with the closing of our acquisition of First Wind’s operating assets, we more than doubled the capacity under our revolving credit facility and have received debt commitments for a $1.5 billion non-recourse warehouse financing facility to fund our future growth. Together with our existing corporate liquidity, the warehouse will grant us significant flexibility to pursue acquisitions and drop downs.”

2015 Outlook

TerraForm Power reaffirms its full year 2015 CAFD guidance of $214 million and dividend guidance of $1.30 per share.

Conference Call Details

TerraForm Power’s management will host a conference call for investors on Wednesday, February 18. Details are as follows:

Date:	Wednesday, February 18, 2015

Time:	5:00 pm EST

Dial-in Information:	Toll-Free Dial-In:	+1 (844) 464-3938
	International Dial-In:	+1 (765) 507-2638
	Conference ID:	75771884

Webcast link:	http://edge.media-server.com/m/p/hx38i6zn

The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Power’s website at http://ir.terraform.com.

About TerraForm Power

TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

Safe Harbor Disclosure

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, cash available for distribution, earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power’s ability to borrow additional funds and access capital markets; TerraForm Power’s ability to compete against traditional and renewable energy companies; TerraForm Power’s ability to integrate acquired power plants, including the First Wind assets; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Adjusted EBITDA and cash available for distribution are estimates as of today’s date, February 18, 2015, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power’s future results included in TerraForm Power’s filings with the Securities and Exchange Commission (“SEC”) at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power’s ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts:

Media:

Bruce Dunbar

Finsbury for TerraForm Power

bruce.dunbar@finsbury.com

+1 (646) 805-2070

Investors/Analysts:

Brett Prior

bprior@terraform.com

+1 (650) 889-8628

TERRAFORM POWER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2014	2013	2012
Operating revenues, net	$125,864	$17,469	$15,694
Operating costs and expenses:
Cost of operations	18,447	1,935	1,517
General and administrative	38,990	5,447	4,602
Acquisitions costs	14,875	—	—
Formation and offering related fees and expenses	5,864	—	—
Depreciation, accretion and amortization	40,509	4,961	4,267

Total operating costs and expenses	118,685	12,343	10,386

Operating income	7,179	5,126	5,308
Other expense (income):
Interest expense, net	84,418	6,267	5,702
Gain on extinguishment of debt, net	(9,620)	—	—
Loss/(Gain) on foreign currency exchange, net	15,992	(771)	—
Other, net	439	—	—

Total other expenses, net	91,229	5,496	5,702

Loss before income tax benefit	(84,050)	(370)	(394)
Income tax benefit	(8,305)	(88)	(1,270)

Net (loss) income	$(75,745)	$(282)	$876

TERRAFORM POWER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$468,393	$1,044
Restricted cash	70,545	62,321
Accounts receivable	32,056	1,505
Other current assets	44,868	41,488

Total current assets	615,862	106,358
Property and equipment, net	2,307,649	407,356
Intangible assets, net	360,279	22,600
Other assets	104,858	30,563

Total assets	$3,388,648	$566,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$72,907	$36,682
Other current liabilities	116,392	91,940

Total current liabilities	189,299	128,622
Other liabilities:
Long-term debt	1,525,188	371,427
Other liabilities	154,386	51,376

Total liabilities	1,868,873	551,425

Stockholders’ equity	1,519,775	15,452

Total liabilities and stockholders’ equity	$3,388,648	$566,877

TERRAFORM POWER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2013	2012
Net income (loss)	$(75,745)	$(282)	$876
Net cash provided by (used in) operating activities	85,477	(7,202)	2,890
Net cash used in investing activities	(1,473,792)	(264,239)	(410)
Net cash provided by (used in) financing activities	1,856,314	272,482	(2,477)

Net increase in cash and cash equivalents	467,999	1,041	3
Effect of exchange rate changes on cash and cash equivalents	(650)	—	—
Cash and cash equivalents at beginning of period	1,044	3	—

Cash and cash equivalents at end of period	$468,393	$1,044	$3

Appendix Table A-1: Reg. G: TerraForm Power, Inc.

2015 Guidance for Portfolio: Estimated Cash Available for Distribution

(in thousands)	Year Ending 2015
Operating revenues (1)	$483,700
Operating costs and expenses:
Costs of operations	100,100
Depreciation, amortization and accretion	174,200
General and administration (2)	20,000

Total operating costs and expenses	294,300

Operating income	189,400
Interest expense, net	120,900

Income before income tax expense	68,500
Income tax expense	26,700

Net income	$41,800

Add:
Depreciation, amortization and accretion	$174,200
Interest expense, net	120,900
Income tax expense	26,700
Stock-based compensation	10,500

Adjusted EBITDA (3)	$374,100

Adjustments to reconcile net income to net cash provided by operating activities:
Net income	$41,800
Depreciation, amortization and accretion	174,200
Non-cash items	42,400
Changes in assets and liabilities	(4,500)
Other	(400)

Net cash provided by operating activities	$253,500

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$253,500
Changes in assets and liabilities	4,500
Deposits into/withdrawals from restricted cash accounts	9,500
Cash distributions to non-controlling interests	(27,500)
Scheduled project-level and other debt service and repayments	(31,600)
Non-expansionary capital expenditures	(13,000)
Contributions received pursuant to the Interest Payment Agreement with SunEdison (4)	15,600
Other	3,000

Estimated cash available for distribution	$214,000

(1)	Excludes non-cash amortization of power purchase agreement (“PPA”) intangibles and the recognition of non-operating deferred revenue.
(2)	Reflects all costs of doing business associated with the forecasted operating portfolio, including expenses paid by SunEdison in excess of the payments received under the Management Services Agreement, and stock compensation expense. Excludes expenses associated with acquisition and financing activities.

(3)	Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.
(4)	Represents contributions received from SunEdison pursuant to the Interest Payment Agreement, which we expect will be satisfied upon the scheduled interest payment on the Senior Notes on August 1, 2017.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.

Reconciliation of Net Income to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

The following table presents a reconciliation of net loss to Adjusted EBITDA:

Three Months Ended
(In thousands)	December 31, 2014
Net income (loss)	$(57,707)
Interest expense, net (a)	30,699
Income tax provision (benefit)	(4,236)
Depreciation, amortization and accretion	20,088
General and administrative - affiliate (b)	9,861
Stock-based compensation	4,716
Acquisition costs, including affiliate (c)	9,512
Formation and offering related fees and expenses (d)	2,465
Gain on extinguishment of debt, net (e)	(1,985)
Non-recurring facility-level non-controlling interest member transaction fees (f)	11,828
Loss / (gain) on foreign currency exchange, net (g)	9,078

Adjusted EBITDA	$34,319

(a)	In connection with the closing of the IPO, SunEdison and TerraForm entered into the Interest Payment Agreement, pursuant to which SunEdison agreed to pay all scheduled interest on the Term Loan through August 2017, up to a maximum aggregate amount of $48.0 million. The Interest Payment Agreement was amended in connection with the First Wind Acquisition, such that SunEdison will instead pay amounts equal to a portion of each scheduled interest payment on the Senior Notes, beginning with the first scheduled interest payment on August 1, 2015 and continuing through the scheduled interest payment on August 1, 2017, up to a maximum aggregate amount of $48.0 million. During the period from July 24, 2014 to December 31, 2014, the Company received an equity contribution from SunEdison pursuant to the Interest Payment Agreement. There was no cash consideration paid to SunEdison for these services for the period from July 24, 2014 through December 31, 2014.
(b)	Represents the non-cash allocation of SunEdison’s corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. There will be no cash payments to SunEdison for these services during 2014, and in subsequent years, the cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(c)	Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the three months ended December 31, 2014. There were no such costs during the same period in the prior years.
(d)	Represents non-recurring professional fees for legal, tax and accounting services incurred in connection with the IPO.
(e)	We recognized a net gain on extinguishment of debt for the three months ended December 31, 2014 due primarily to the termination of our capital lease obligations upon acquiring the lessor interest in the SunE Solar Fund X solar generation assets. There was no such gain during the same period in the prior year.
(f)	Represents non-recurring plant-level professional fees attributable to tax equity transactions entered into during the three months ended December 31, 2014.
(g)	The loss during the three months ended December 31, 2014 was primarily driven by unrealized losses on the remeasurement of intercompany loans which are denominated in British pounds. We also realized a loss on the payment of outstanding Chilean peso denominated payables related to the construction of the CAP power plant in Chile, which were paid subsequent to the power plant reaching commercial operations in March 2014.

Appendix Table A-3: Reg. G: TerraForm Power, Inc.

Reconciliation of Cash flows from operating activities to CAFD

Cash Available for Distribution

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

The following table presents a reconciliation of cash flows from operating activities to CAFD:

Three Months Ended
(In thousands)	December 31, 2014
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$57,911
Changes in assets and liabilities	(86,277)
Deposits into/withdrawals from restricted cash accounts	19,901
Cash distributions to non-controlling interests	(1,996)
Scheduled project-level and other debt service and repayments	(16,051)
Contributions received pursuant to Interest Payment Agreement with SunEdison	3,934
Other:
Formation and offering related fees and expenses	2,465
Acquisition costs	9,512
Stock-based compensation	4,716
Change in accrued interest	8,383
Non-cash allocation of SunEdison corporate overhead	9,861
Other	4,652

Estimated cash available for distribution	$17,011

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.

Appendix Table A-4: Reg. G: TerraForm Power, Inc.

Reconciliation of Revenue to Adjusted Revenue

Adjusted Revenue

We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Revenue to Adjusted Revenue:

Three Months Ended
(in thousands)	December 31, 2014
Adjustments to reconcile revenue to adjusted revenue
Revenue	$42,566
Amortization of acquired PPA intangible assets (1)	(632)
Deferred subsidy	67

Adjusted revenue	$43,131

(1)	As of December 31, 2014, the Company had power purchase agreement (“PPA”) intangible assets representing long term electricity sales agreements. PPA intangible assets are amortized on a straight line basis over the life of the agreements, which typically range from 10 to 25 years. Amortization expense related to the PPA intangible assets is recorded on the consolidated statements of operations either as a reduction of energy revenue or within depreciation, accretion and amortization expense.